Exhibit 10.30
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”), dated as of June 12, 2007, is made by and between Golden Phoenix Minerals, Inc., a Minnesota corporation (the “Borrower”), and Crestview Capital Master LLC., a Delaware limited liability company (the “Secured Party”).
     Pursuant to a Production Payment Purchase Agreement and Assignment of even date herewith (as the same may be amended, supplemented or restated from time to time, the “Purchase Agreement”), the Secured Party is purchasing from William D. and Candida Schnack a production payment equal to One Million Nine Hundred Eighty Thousand Dollars ($1,980,000) (“Production Payment”).
     As a further condition to the purchase of the Production Payment pursuant to the Purchase Agreement, the Secured Party has required the execution and delivery of this Agreement by the Borrower.
     ACCORDINGLY, in consideration of the mutual covenants contained in the Purchase Agreement, the Notes and herein, the parties hereby agree as follows:
     1. Definitions. All terms defined in the recitals hereto and the Purchase Agreement that are not otherwise defined herein shall have the meanings given them in the recitals and the Purchase Agreement. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:
     “Accounts” means all of the Borrower’s accounts, as such term is defined in the UCC, including each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other Person who subsequently transfers such Person’s interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.
     “Collateral” means, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights, all of the Borrower’s assets, including without limitation accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, intellectual property and Intellectual Property Rights, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any collateral account, and any items in any lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of the Secured Party; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Secured Party; and (vii) proceeds of any and all of the foregoing; provided, however, that Collateral shall not include(a) any Equipment that is subject to a purchase money Lien that is a Permitted Lien in favor of any Person if the documents relating to such Lien do not permit other Liens, or (b) any General Intangible or Investment Property that is the subject of an enforceable written agreement which specifically prohibits assignment but only to the extent (A) of such prohibition and (B) that the terms and provisions of such written agreement (x) expressly prohibit the granting of a security interest therein or condition the granting of a security interest therein on the consent of a third party whose consent has not been obtained or (y) would cause, or allow a third party to cause, forfeiture of such property upon the granting of a security interest therein.
     “Equipment” means all of the Borrower’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Secured Party by the Borrower.
     “Event of Default” has the meaning given in Section 6.
     “General Intangibles” means all of the Borrower’s general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower’s name, and the goodwill of the Borrower’s business.
     “Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower to the Secured Party, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Borrower with the Secured Party, and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.
     “Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.
     “Inventory” means all of the Borrower’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.
     “Investment Property” means all of the Borrower’s investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, partnership interests, joint venture interests, limited liability company interests, mutual fund             shares, money market shares and U.S. Government securities.
     “Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.
     “Permitted Liens” means (i) the Security Interest, (ii) nonconsensual Liens securing Taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords an other like Persons, which are not overdue or are being contested in good faith by appropriate proceedings, (iii) Liens incurred in the Ordinary Course of Business (A) in connection with worker’s compensation, unemployment insurance, social security and other like Laws, (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, reclamation, environmental, appeal and performance bonds an other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances of the payment of the deferred purchase price of property or (C) after such time as the Company has lawfully reserved sufficient number of shares of Common Stock to permit conversion in full of the Production Payment, in connection with working capital credit facilities and operating, financing or other lease or purchase money financing not to exceed five million dollars

($5,000,000), (iv) covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower’s business or operations as presently conducted, and (v) Liens in existence on the date hereof and described on Exhibit C hereto and after such time as the Company has lawfully reserved sufficient number of shares of Common Stock to permit conversion in full of the Production Payment, an additional Lien that may be created in the future in favor of future lenders providing project financing for purposes of the exploration and development of one or more of the Borrower’s mining properties not exceeding five million dollars ($5,000,000).
     “Security Interest” has the meaning given in Section 2.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of California.
     2. Security Interest. The Borrower hereby grants to the Secured Party to secure the payment of the Indebtedness, a security interest in all of the Borrower’s right, title and interest in, to and under the Collateral (the “Security Interest”).
     3. Representations, Warranties and Agreements. The Borrower hereby represents, warrants and agrees as follows:
     (a) Title. The Borrower (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all Liens except the Permitted Liens, (ii) will have, at the time the Borrower acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all Liens except Permitted Liens, (iii) will keep all Collateral free and clear of all Liens except Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all Persons other than the Secured Party and the holders of Permitted Liens. The Borrower will not sell or otherwise dispose of the Collateral or any interest therein, outside the ordinary course of business, without the prior written consent of the Secured Party.
     (b) Chief Executive Office; Identification Number. The Borrower’s chief executive office and principal place of business is located at the address set forth under its signature below. The Borrower’s federal employer identification number and organization identification number is correctly set forth under its signature below.
     (c) Location of Collateral. As of the date hereof, the tangible Collateral is located only in the states and at the address, as identified on Exhibit A attached hereto. The Borrower will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

     (d) Changes in Name, Organizational Documents, Location. The Borrower will not change its name, organizational or Charter Documents, or jurisdiction of organization, without the prior written consent of the Secured Party, which consent will not be unreasonably withheld, conditioned or delayed. The Borrower will not change its business address, without prior written notice to the Secured Party. Notwithstanding the foregoing, the Secured Party hereby consents to the Borrower’s proposed reincorporation from the State of Minnesota to the State of Nevada as more specifically described in the Borrower’s proxy statement relating to its 2007 Annual Meeting of Shareholders on file with the Securities Exchange Commission.
     (e) Fixtures. The Borrower will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If any part or all of the tangible Collateral is now or will become so related to particular real estate as to be a fixture, the real estate concerned and the name of the record owner are accurately set forth in Exhibit B hereto.
     (f) Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to the Secured Party) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Borrower’s records pertaining thereto as being obligated to pay such obligation. The Borrower will not, without the Secured Party’ consent, agree to any material modification or amendment or agree to any forbearance, release or cancellation of any such obligation, and will not, without the Secured Party’s consent, subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.
     (g) Commercial Tort Claims. Promptly upon knowledge thereof, the Borrower will deliver to the Secured Party notice of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower’s damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Secured Party may request. Upon request by the Secured Party, the Borrower will grant the Secured Party a security interest in all commercial tort claims it may have against any Person.
     (h) Miscellaneous Covenants. The Borrower will:

          (i) keep all tangible Collateral in good repair, working order and condition, normal wear and tear and depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;
          (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;
          (iii) at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Borrower’s books and records pertaining to the Collateral and its business and financial condition and to send to account debtors and other obligors requests for verifications of amounts owed to the Borrower;
          (iv) keep accurate and complete records pertaining to the Collateral and pertaining to the Borrower’s business and financial condition and submit to the Secured Party such periodic reports concerning the Collateral and the Borrower’s business and financial condition as the Secured Party may from time to time reasonably request;
          (v) promptly notify the Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to the Borrower, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;
          (vi) if the Secured Party at any time so requests (after the occurrence of an Event of Default and only so long as such Event of Default continues), promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Borrower;
          (vii) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with any such policies containing a lender loss payable endorsement acceptable to the Secured Party;
          (viii) from time to time authorize or execute such financing statements as the Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;
          (ix) pay when due or reimburse the Secured Party on demand for all reasonable out-of-pocket costs of collection of any of the Indebtedness and all other reasonable out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Indebtedness, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;
          (x) authorize, execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party’s rights under this Agreement; and
          (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.
          (xii) Secured Party’s Right to Take Action. The Borrower authorizes the Secured Party to file from time to time where permitted by law, such financing statements against collateral described as “all personal property” as the Secured Party deems necessary or useful to perfect the Security Interest. The Borrower will not amend any financing statements in favor of the Secured Party except as permitted by law. Further, if the Borrower at any time fails to perform or observe any agreement contained in Section 3(h), and if such failure continues for a period of ten (10) days after the Secured Party gives the Borrower written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of Section 3(h), immediately upon the occurrence of such failure, without notice or lapse of time), the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Borrower (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, the qualification and licensing of the Borrower to do business in any jurisdiction, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Borrower shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Indebtedness. To facilitate the performance or observance by the Secured Party of such agreements of the Borrower, the Borrower hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Borrower, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 3 and Section 4.
     4. Rights of Secured Party. At any time and from time to time, whether before or after an Event of Default, the Secured Party may take any or all of the following actions:
     (a) Account Verification. The Secured Party may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors.
     (b) Direct Collection. After an Event of Default and only for so long as such Event of Default continues, the Secured Party may notify any account debtor, or any other Person obligated to pay any amount due, that such chattel paper, Account, or other right to payment has been assigned or transferred to the Secured Party for security and shall be paid directly to the Secured Party. At any time after the Secured Party or the Borrower gives such notice to an account debtor or other obligor (which right shall only exist after an Event of Default and for so long as such Event of Default continues), the Secured Party may (but need not), in its own name or in the Borrower’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.
     5. Assignment of Insurance. The Borrower hereby assigns to the Secured Party, as additional security for the payment of the Indebtedness, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower under or with respect to, any and all policies of insurance covering the Collateral, and the Borrower hereby directs the issuer of any such policy to pay any such moneys directly to the Secured Party. After the occurrence of an Event of Default and only for so long as such Event of Default continues, the Secured Party may (but need not), in its own name or in the Borrower’s name and acting in a reasonable manner, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     6. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (i) the Borrower shall fail to pay any or all of the Indebtedness when due or (if payable on demand) on demand; or (ii) the Borrower shall fail to observe or perform any covenant or agreement herein binding on it.
     7. Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies after Secured Party has given Borrower written notice of its intent to take such action and only if the Borrower has not cured the Event of Default within ten (10) business days of such written notice: (i) declare all unmatured Indebtedness to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Borrower to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9) at least ten (10) days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Borrower or against any other Person or property. The Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights owned by or licensed to the Borrower that the Secured Party deems necessary or appropriate to the disposition of any Collateral.
     8. Other Personal Property. Unless at the time the Secured Party takes possession of any tangible Collateral, or within seven days thereafter, the Borrower gives written notice to the Secured Party of the existence of any goods, papers or other property of the Borrower, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Secured Party shall not be responsible or liable to the Borrower for any action taken or omitted by or on behalf of the Secured Party with respect to such property.
     9. Subordination to Future Lenders. From and after the Company’s shareholders approve an increase in the Company’s authorized share capital currently scheduled to occur at the Company’s 2007 Annual Meeting of Shareholders, such that the Secured Party may convert the entire Production Payment into Common Stock of the Borrower, the Secured Party agrees to subordinate its security interest granted by the Security Agreement to the Company’s future lenders in an amount not to exceed five million dollars ($5,000,000) for equipment financing and working capital credit facilities and another five million dollars ($5,000,000) for project finance for the purpose of further exploration, development, and mining operations on the

Company’s mining properties. In such an event, the Secured Party agrees to execute a subordination agreement and inter-creditor agreement with the Company’s future lenders as the Company may reasonably request.
     10. Notices. All notices and other communications hereunder shall be in writing and shall be given as set forth in Section 9.4 of the Purchase Agreement.
     11. Miscellaneous. This Agreement has been duly and validly authorized by all necessary corporate action. This Agreement does not contemplate a sale of accounts, or chattel paper.
     (a) Amendment and Waiver. This Agreement or any portion of this Agreement can only be waived, modified, amended, terminated or discharged, and the Security Interest can only be released, by an explicit and specific writing signed by the Secured Party, and, in the case of amendment or modification, in a writing signed by the Borrower. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies.
     (b) Rights Cumulative. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.
     (c) The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.
     (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Secured Party and their respective successors and assigns and shall take effect when signed by the Borrower and delivered to the Secured Party, and the Borrower waives notice of the Secured Party’s acceptance hereof.
     (e) Secured Party’s Signature. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured

Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Borrower shall have the same force and effect as the original for all purposes of a financing statement.
     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Nevada.
     (g) Severability. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.
     (h) Survival. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Indebtedness.
     (i) Jurisdiction and Venue. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Secured Party or the Borrower in connection with this Agreement or any related documents may be venued in either the state or federal courts located in Sacramento, California; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     11. Termination. This Agreement and the Security Interest shall terminate when all the Indebtedness then due and owing have been paid in full, or when the production payment has been converted in its entirety into shares of the Borrower’s Common Stock as contemplated by the Purchase Agreement, at which time the Secured Party shall execute and deliver to the Borrower, all Uniform Commercial Code termination statements and similar documents which the Borrower shall reasonably request to evidence such termination.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CRESTVIEW CAPITAL MASTER LLC a Delaware limited liability company	GOLDEN PHOENIX MINERALS, INC. a Minnesota corporation

By: Crestview Capital Partners, its sole manager	By: /s/ David A. Caldwell Name: David A. Caldwell
Title: CEO

/s/ Stewart R. Flink Name: Stewart R. Flink	Address:
Title: Manager
Address:	1675 E. Prater Way, Suite 102 Sparks, NV 89434

95 Revere Drive, Suite A
Northbrook, IL 60062

EXHIBIT A
LOCATION OF COLLATERAL

Exhibit A - 1

EXHIBIT B
LEGAL DESCRIPTION

Exhibit B - 1

EXHIBIT C
PERMITTED LIENS

Exhibit C - 1